Exhibit 99.2

Ocean Power Technologies Announces Patent Pending on Innovative Docking and Recharging Buoy Technology

MONROE TOWNSHIP, NJ, August 1, 2024 - Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the filing of a patent pending for its groundbreaking docking and recharging buoy technology, specifically designed for the Wave Adaptive Modular Vessel (WAM-V) Unmanned Surface Vehicle (USV). This advanced system has already been successfully demonstrated, showcasing its potential to revolutionize the operational efficiency of autonomous marine vessels.

The patent-pending docking and recharging buoy technology represents a significant step forward in the capabilities of USVs, offering a reliable solution for extended missions and operations in remote ocean environments. This technology enables OPT’s WAM-V USV to autonomously dock and recharge at sea with various charging stations (including, OPT’s Powerbuoy®), significantly increasing its operational range and endurance. The innovation is particularly valuable for applications in oceanographic research, environmental monitoring, and defense sectors, where long-term, autonomous deployment is critical.

“The development of this docking and recharging buoy technology is a testament to OPT’s commitment to advancing sustainable and innovative ocean technologies,” said Philipp Stratmann, CEO of Ocean Power Technologies. “By enabling our WAM-V USVs to operate autonomously for extended periods, we are providing a cost-effective and environmentally friendly solution for a wide range of maritime applications.”

The demonstration of the docking and recharging buoy technology underscores OPT’s dedication to providing comprehensive solutions that address the growing need for persistent maritime presence and data collection. This development also aligns with OPT’s broader strategy to enhance the functionality and versatility of its Merrows Platform, bringing artificial intelligence capable solutions to the ocean, thereby expanding its market reach and supporting a variety of customer needs.

As OPT continues to innovate and develop cutting-edge technologies, the company remains focused on delivering reliable and efficient solutions that meet the evolving demands of the maritime industry. The patent pending for this docking and recharging buoy technology marks a significant milestone in OPT’s journey to redefine the future of ocean energy and autonomous marine systems.

For more information about Ocean Power Technologies and its innovative solutions, please visit www.oceanpowertechnologies.com.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential success of our patent pending docking and recharging buoy, the delivery of customers services and the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com